EXHIBIT 99.1

Bioengineered Organ Implant Developer Biostage Reports Q1 2016 Results

and Hosts Research Update Call Today at 9:00 am ET

Holliston, MA, May 12, 2016 – Biostage, Inc. (Nasdaq: BSTG), today announced its financial results for its first quarter ended March 31, 2016. Biostage is hosting a conference call today at 9:00 am ET to review its research data and its Q1 results (details below).

Biostage is a biotechnology company developing bioengineered organ implants based on the company's new CellframeTM technology which combines a proprietary biocompatible scaffold with a patient's own stem cells to create CellspanTM organ implants. Cellspan implants are being developed to treat life-threatening conditions of the esophagus, bronchus or trachea with the hope of dramatically improving the treatment paradigm for patients. Based on its preclinical data, Biostage has selected life-threatening conditions of the esophagus as the initial clinical application of its technology.

Q1 2016 Financial Highlights:

•	Net loss for the first quarter ended March 31, 2016 was $2.5 million, or $0.18 per basic share, compared to $2.6 million, or $0.39 per basic share, in Q1 2015.

•	Research and development expense increased $0.2 million to $1.4 million for the three months ended March 31, 2016 compared to $1.2 million for the three months ended March 31, 2015 due primarily to increased spending on outsourced preclinical studies of $0.3 million and laboratory costs of $0.1 million, partially offset by a decrease in compensation-related costs of $0.2 million.

•	Selling, general and administrative expense decreased $0.3 million to $1.1 million for the three months ended March 31, 2016 compared with $1.4 million for the three months ended March 31, 2015 due to a decrease in compensation-related costs related primarily to the departure of the Company’s former Chairman and CEO in April 2015.

•	Cash used in operating activities increased to $2.5 million in the first quarter of 2016 as compared to $1.7 million in the first quarter of 2015. Cash on hand at March 31, 2016 was $4.8 million. The Company continues to have in place its $15 million, 30 month Stock Purchase Agreement with Aspire Capital Fund, LLC. (Aspire Announcement).

Conference Call Details:

Biostage is hosting a conference call today at 9:00 am ET (details below) to discuss the financial results for the quarter ended March 31, 2016 as well as review research results announced today in a separate press release.

Management:	CEO Jim McGorry, CMO Saverio La Francesca, M.D. and CFO
Tom McNaughton
Date and Time:	Today, Thursday, May 12, 2016 at 9:00 am (ET)
Call Dial In #:	877-407-8293 (U.S) or 201-689-8349 (Int’l.)
Live webcast/replay:	http://ir.biostage.com/Q1researchupdate
Telephone replay:	877-660-6853 (U.S.) or 201-612-7415 (Int’l.), Access ID # 13636819

About Biostage: (www.biostage.com)

Biostage is a biotechnology company developing bioengineered organ implants based on the company's new CellframeTM technology which combines a proprietary biocompatible scaffold with a patient's own stem cells to create CellspanTM organ implants. Cellspan implants are being developed to treat life-threatening conditions of the esophagus, bronchus or trachea with the hope of dramatically improving the treatment paradigm for patients. Based on its preclinical data, Biostage has selected life-threatening conditions of the esophagus as the initial clinical application of its technology.

Cellspan implants are currently being advanced and tested in a collaborative preclinical study. This testing is intended to expand the base of preclinical data in support of Biostage's goal of filing an Investigational New Drug (IND) application with the U.S. FDA in late 2016. The IND will seek approval to initiate clinical trials for its esophageal implants in humans.

Forward-Looking Statements:

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements in this press release include, but are not limited to, statements relating to the development expectations and regulatory approval of any of our products, including those utilizing our Cellframe technology, by the FDA, EMA, MHRA or otherwise, which expectations or approvals may not be achieved or obtained on a timely basis or at all; or success with respect to any collaborations, clinical trials and other development and commercialization efforts of our products, including those utilizing our Cellframe technology, which such success may not be achieved or obtained on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, our ability to obtain and maintain regulatory approval for our products; plus other factors described under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 or described in our other public filings. Our results may also be affected by factors of which we are not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. Biostage expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Investor Relations Contact:

Tom McNaughton

Chief Financial Officer

774-233-7321

tmcnaughton@biostage.com

or

David Collins, Bill Jones, Helen Sun

Catalyst Global LLC

212-924-9800

biostage@catalyst-ir.com

EXHIBIT 1

BIOSTAGE, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

	March 31, 2016	December 31, 2015
Assets
Current Assets:
Cash	$4,848	$7,456
Accounts receivable	18	21
Inventory	79	75
Prepaid expenses	485	330
Total current assets	5,430	7,882
Property, plant and equipment, net	1,135	1,074
Total assets	$6,565	$8,956

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$264	$357
Accrued and other current liabilities	124	297
Total current liabilities	388	654
Total liabilities	$388	$654
Stockholders’ equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Series B convertible preferred stock, $0.01 par value; 1,000,000 shares authorized; 695,857 issued and none outstanding	—	—
Common stock, $0.01 par value; 30,000,000 shares authorized and 14,110,540 and 14,101,395 shares issued and outstanding	141	141
Additional paid-in capital	33,255	32,908
Accumulated deficit	(27,211)	(24,739)
Accumulated other comprehensive loss	(8)	(8)
Total stockholders’ equity	6,177	8,302
Total liabilities and stockholders’ equity	$6,565	$8,956

EXHIBIT 2

BIOSTAGE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

 (In thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Revenues	$—	$—
Cost of revenues	—	—
Gross profit	$—	$—

Operating expenses:
Research and development	1,378	1,242
Selling, general and administrative	1,094	1,378
Total operating expenses	2,472	2,620
Operating loss	(2,472)	(2,620)
Other expense, net	—	(3)
Loss before income taxes	(2,472)	(2,623)
Income taxes	—	—
Net loss	$(2,472)	$(2,623)
Basic and diluted net loss per share	$(0.18)	$(0.39)
Weighted-average common shares, basic and diluted	14,108	8,873

Comprehensive loss:
Net loss	$(2,472)	$(2,623)
Foreign currency translation adjustment	—	(9)
Comprehensive loss	$(2,472)	$(2,632)

EXHIBIT 3

BIOSTAGE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities
Net loss	$(2,472)	$(2,623)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Share-based compensation expense	347	738
Depreciation	111	112
Changes in operating assets and liabilities:
Related party receivables, net	—	21
Accounts receivable	3	—
Non-trade receivables	—	5
Inventories	(4)	(5)
Prepaid expenses	(155)	48
Accounts payable	(137)	(109)
Accrued and other current liabilities	(173)	126
Net cash used in operating activities	(2,480)	(1,687)

Cash flows from investing activities
Additions to property and equipment	(128)	(6)
Net cash used in investing activities	(128)	(6)

Cash flows from financing activities
Proceeds from issuance of convertible preferred stock, net	—	5,357
Proceeds from issuance of common stock, net	—	3,237
Net cash provided by financing activities	—	8,594
Effect of foreign exchange rates on cash		(9)
Net (decrease) increase in cash	(2,608)	6,892
Cash at beginning of period	7,456	5,272
Cash at end of period	$4,848	$12,164

Supplemental non-cash investing activities:
Equipment purchases included in accounts payable	$44	$—